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                                 Exhibit 99(b)

                                 REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    WESTWOOD HOMESTAED FINANCIAL CORPORATION

                    WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS
                                  _______, 1999

         The undersigned stockholder of Westwood Homestead Financial Corporation ("WHFC") hereby appoints __________, ____________ and ____________, or any one
of them, as the proxy or proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Stockholders of WHFC to be held at _____________________, on ____________, 1999, at __:00
_.m. Eastern Time (the "Special Meeting"), all of the shares of WHFC common stock which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on the following proposal, which is described in the accompanying Prospectus and Joint Proxy Statement:

         The adoption of the Agreement of Merger and Plan of Reorganization dated August 6, 1999, by and among Camco Financial Corporation, Westwood Homestead Financial Corporation and The Westwood Homestead Savings Bank:

         [ ]    FOR     [ ]    AGAINST         [ ]    ABSTAIN

The Board of Directors recommends a vote "FOR" the proposal listed above.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN ACCORDANCE WITH THE DETERMINATION OF THE WHFC BOARD OF DIRECTORS.

         IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.


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At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Stockholders of WHFC and of the accompanying Prospectus and Joint Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


----------------------------                ------------------------------
Signature                                   Signature


----------------------------                ------------------------------
Print or Type Name                          Print or Type Name


Dated: _____________________                Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.